UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report May 20, 2011 (Date of earliest event reported): May 19, 2011

MARTHA STEWART LIVING OMNIMEDIA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. 26th Street New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 827-8000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc. (the “Company”) was held on May 19, 2011 (the “Stockholders’ Meeting”). Holders of Class A Common Stock and Class B Common Stock, voting as one class, voted on the following four proposals at the Stockholders’ Meeting and cast their votes as follows:
Proposal One:
The following individuals were elected to serve as directors until the Company’s 2012 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, by the votes set forth in the following table:

	Votes For	Votes Withheld
Charlotte Beers	267,841,800	276,893
Frederic Fekkai	265,566,619	2,552,074
Arlen Kantarian	265,582,192	2,536,501
Charles A. Koppelman	267,822,132	296,561
William A. Roskin	265,559,047	2,559,646
Claudia Slacik	267,764,717	353,976
Todd Slotkin	265,554,807	2,563,886
Proposal Two:
The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the proxy statement, by the votes set forth in the following table:

For	Against	Abstain
264,441,318	3,129,903	547,472
Proposal Three:
The stockholders voted, on an advisory (non-binding) basis, to hold an advisory (non-binding) vote on the compensation of the Company’s named executive officers on an annual basis, by the votes set forth in the following table:

One-Year	Two-Year	Three-Year
Frequency Vote	Frequency Vote	Frequency Vote	Abstain
267,006,042	135,356	400,379	576,916
The Board of Directors have considered the outcome of this vote and determined to implement an annual advisory vote on the compensation of the Company’s named executive officers.
Proposal Four:
The stockholders rejected a stockholder proposal to adopt a plan for all Common Stock to have one vote per share, by the votes set forth in the following table:

For	Against	Abstain
4,757,345	263,309,351	51,997
Because there were no routine matters to be voted upon at the Stockholders’ Meeting, no broker non-votes were recorded for any purpose.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: May 20, 2011	By:	/s/ Peter Hurwitz
Executive Vice President and General
Counsel